Exhibit 21

Exhibit 21. Subsidiaries of the Registrant

The Timken Company has no parent company.

The active subsidiaries of the Company (all of which are included in the Consolidated Financial Statements of the Company and its subsidiaries) are as follows:

Name	State or sovereign power under laws of which organized	Percentage of voting securities owned directly or indirectly by Company
	United States
American Roller Bearing Inc.	North Carolina	100.0%
Bearing Inspection, Inc.	California	100.0%
CGI, Inc.	Nevada	100.0%
Cone Drive Operations Inc.	Delaware	100.0%
D-C Filtration Holdings Corp.	Delaware	100.0%
Des-Case Acquisition Corporation	Delaware	100.0%
Des-Case Corporation	Tennessee	100.0%
Des-Case Intermediate Holdings Corp.	Delaware	100.0%
Diamond Chain Company, Inc.	Delaware	100.0%
Diamond Chain China Company Inc.	Delaware	100.0%
Diamond-Drives LLC	Delaware	100.0%
Drives Brazil Holdings I, LLC	Delaware	100.0%
Drives Brazil Holdings II, LLC	Delaware	100.0%
GGB LLC	Delaware	100.0%
GGB Newco, LLC	North Carolina	100.0%
GGB U.S. Holdco LLC	Delaware	100.0%
Groeneveld-Beka USA, Inc.	Ohio	100.0%
Innovative Mechanical Solutions, LLC	Delaware	100.0%
Lovejoy, LLC	Illinois	100.0%
MPB Corporation	Delaware	100.0%
Nadella Inc.	Michigan	100.0%
Nautilus Solutions, LLC	Delaware	100.0%
PT Tech, LLC	Ohio	100.0%
Rail Bearing Service LLC	Virginia	100.0%
Rollon Corporation	New Jersey	100.0%
The Timken Corporation	Ohio	100.0%
Timken Aurora Bearing Company	Illinois	100.0%
Timken Gears & Services Inc.	Ohio	100.0%
Timken Holdings LLC	Delaware	100.0%
Timken Industrial Services, LLC	Delaware	100.0%
Timken Mex I LLC	Delaware	100.0%
Timken Mex II LLC	Delaware	100.0%
Timken Motors & Services LLC	Delaware	100.0%
Timken Newco I, LLC	Delaware	100.0%
Timken Newco Corp.	Delaware	100.0%
Timken Receivables Corporation	Delaware	100.0%
Timken Service and Sales, LLC	Ohio	100.0%
Timken SMO LLC	Delaware	100.0%
Timken U.S. Holdings LLC	Delaware	100.0%
Timken US LLC	Delaware	100.0%
Wazee Crane LLC	Delaware	100.0%

Exhibit 21

	International
Apiary Investments Holdings Limited	United Kingdom	100.0%
Australian Timken Proprietary Limited	Australia	100.0%
BEKA – Beteiligungs GmbH	Germany	100.0%
BEKA Japan Co., Ltd.	Japan	100.0%
BEKA Lubrication Systems (Suzhou) Co., Ltd.	China	100.0%
British Timken Limited	United Kingdom	100.0%
Chiavette Unificate S.r.l.	Italy	100.0%
Cone Drive (Jiangsu) Power Transmission Co., Ltd.	China	100.0%
Cone Drives Operations Ltd.	United Kingdom	100.0%
Damo S.r.l.	Italy	100.0%
Des-Case Europe SAS	France	100.0%
Des-Case Europe Holding B.V.	Netherlands	100.0%
Des Case India Private Limited	India	99.9999%
Diamond (Weifang) Power Transmission Co., Ltd.	China	100.0%
Durbal Metallwarenfabrik GmbH	Germany	100.0%
GGB Austria GmbH	Austria	100.0%
GGB Bearing Technology (Suzhou) Co., Ltd.	China	100.0%
GGB Brasil Industria de Mancais E Componentes Ltda.	Brazil	100.0%
GGB France E.U.R.L.	France	100.0%
GGB Heilbronn GmbH	Germany	100.0%
GGB Italy S.r.l.	Italy	100.0%
GGB Real Estate GmbH	Germany	100.0%
GGB Slovakia s.r.o.	Slovakia	100.0%
GGB Tristar Suisse SA	Switzerland	100.0%
Groeneveld-BEKA Austria GmbH	Austria	100.0%
Groeneveld-BEKA Belgie NV	Belgium	100.0%
Groeneveld-BEKA Canada Inc.	Canada	100.0%
Groeneveld-BEKA France S.A.R.L.	France	100.0%
Groeneveld-BEKA GmbH	Germany	100.0%
Groeneveld-Beka Iberica S.A.	Spain	100.0%
Groeneveld-Beka Italia S.r.l.	Italy	100.0%
Groeneveld-Beka Limited	New Zealand	100.0%
Groeneveld-Beka Pty Ltd.	Australia	100.0%
Groeneveld-BEKA Sweden AB	Sweden	100.0%
Groeneveld-Beka UK Limited	United Kingdom	100.0%
Groeneveld Groep B.V.	Netherlands	100.0%
Groeneveld Latin America Ltda	Chile	100.0%
Groeneveld Polska Sp Z.o.o.	Poland	100.0%
Groeneveld Solucoes Em Lubrificacao Ltd.	Brazil	100.0%
Groeneveld Transport Efficiency B.V.	Netherlands	100.0%
Groeneveld Transport Efficiency International Holding B.V.	Netherlands	100.0%
Groeneveld UK Limited	United Kingdom	100.0%
I-Mech ULC	Canada	100.0%
Interlube UK Limited	United Kingdom	100.0%
J.C.B Conseils	France	100.0%
JCB Management Europa, S.L.	Spain	100.0%
Lagersmit Sealing Solutions B.V.	Netherlands	100.0%
Mac Precision s.r.o.	Czech Republic	60.0%
MAW-Maschinenfabrik Wannberg GmbH	Germany	100.0%
PT Tech Europe, Ltd.	Northern Ireland	100.0%
PT Timken Bearings Indonesia	Indonesia	100.0%
R+L Hydraulics GmbH	Germany	100.0%
RMF Operations B.V.	Netherlands	100.0%

Exhibit 21

RMF Systems B.V.	Netherlands	100.0%
Rollon GmbH	Germany	100.0%
Rollon India Pvt. Ltd.	India	99.999%
Rollon Japan KK	Japan	100.0%
Rollon Motion S.L.U.	Spain	100.0%
Rollon S.a.r.l.	France	100.0%
Rollon S.r.l.	Italy	100.0%
Rollon (Suzhou) Manufacturing Co., Ltd.	China	100.0%
Rollon Ltd. UK Limited	United Kingdom	100.0%
Rosa do Brasil Importacao e Exportacao Ltda.	Brazil	100.0%
Rosa GmbH	Switzerland	100.0%
Rosa Sistemi S.r.l.	Italy	100.0%
Shanghai Des Case Trading Company, Ltd.	China	100.0%
Shuton S.L.	Spain	100.0%
Spinea Deutschland GmbH	Germany	100.0%
Spinea (Shanghai) Commercial and Trading Co., Ltd.	China	100.0%
Spinea s.r.o.	Slovakia	100.0%
Timken (Canada) Holdings II ULC	Canada	100.0%
Timken (Canada) Holdings III ULC	Canada	100.0%
Timken (Chengdu) Aerospace and Precision Products Co., Ltd.	China	100.0%
Timken (China) Investment Co., Ltd.	China	100.0%
Timken (Hong Kong) Holding Limited	Hong Kong	100.0%
Timken (Hunan) Bearing Co., Ltd.	China	100.0%
Timken (Shanghai) Distribution and Sales Co., Ltd.	China	100.0%
Timken (Wuxi) Bearings Co., Ltd.	China	100.0%
Timken Argentina Sociedad De Responsabilidad Limitada	Argentina	100.0%
Timken Australia Holdings ULC	Canada	100.0%
Timken Canada GP ULC	Canada	100.0%
Timken Canada LP	Canada	100.0%
Timken Chile S.p.A.	Chile	100.0%
Timken Colombia SAS	Columbia	100.0%
Timken De Mexico, S.A. De C.V.	Mexico	100.0%
Timken Do Brasil Comercial Importadora LTDA.	Brazil	100.0%
Timken Egypt LLC	Egypt	100.0%
Timken Engineering and Research - India Private Limited	India	100.0%
Timken Espana, S.L.	Spain	100.0%
Timken Europe B.V.	Netherlands	100.0%
Timken GGB Technology Private Limited	India	51.05%
Timken Global Treasury SARL	Luxembourg	100.0%
Timken GmbH	Germany	100.0%
Timken India Limited	India	51.05%
Timken Italy Holding S.r.l.	Italy	100.0%
Timken Korea Limited Liability Corporation	South Korea	100.0%
Timken Lux Holdings II S.A R.L.	Luxembourg	100.0%
Timken Luxembourg Holdings SARL	Luxembourg	100.0%
Timken Mex Holdings SARL	Luxembourg	100.0%
Timken Mexico Rodamientos S. de R.L. de C.V.	Mexico	100.0%
Timken Middle East FZE	Dubai	100.0%
Timken Netherlands B.V.	Netherlands	100.0%
Timken Netherlands Holdings B.V.	Netherlands	100.0%
Timken Polska SP z.o.o.	Poland	100.0%
Timken PWP S.R.L.	Romania	100.0%
Timken Representative Office Nigeria Limited	Nigeria	100.0%
Timken Romania SA	Romania	98.9%
Timken Rulman ve Guc Aktarma Sistemleri Ticaret Limited Sirketi	Turkey	100.0%

Exhibit 21

Timken Singapore PTE Ltd.	Singapore	100.0%
Timken South Africa Holdings (Proprietary) Limited	South Africa	100.0%
Timken South Africa (PTY) Limited	South Africa	100.0%
Timken UK Limited	United Kingdom	100.0%
Tribochem, Unipessoal, Lda.	Portugal	100.0%
Yantai Timken Co., Ltd.	China	100.0%

The Company also has a number of inactive subsidiaries that were incorporated for name-holding purposes.